UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2014

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

    (a)     The Annual Meeting of Shareholders of the Company was held on April 23, 2014.

    (b)    At the meeting, the Company’s shareholders: (i) re-elected Robert N. Masucci as a director of the Company for a term of three years and until his successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement, referred to as “say-on-pay”; and (iii) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent auditor for fiscal year 2014.

The terms of the following directors continued after the meeting: Nicholas A. Giordano, Mark S. Gorder, Michael J. McKenna and Philip N. Seamon.

The tabulation of votes for each proposal is as follows:

(1)               Election of Directors:

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Robert N. Masucci	2,590,154	68,179	2,077,097

(2)               Approval of Executive Compensation (“Say-on-Pay”):

Votes For	2,342,128
Votes Against	92,374
Votes Abstained	223,831
Broker Non-Votes	2,077,097

(3) Ratification of Appointment of Independent Auditor:

Votes For	4,709,266
Votes Against	26,164
Votes Abstained	0
Broker Non-Votes	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

 Date: April 24, 2014

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